UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10025 Investment Drive, Suite 250, Knoxville, Tennessee 37932
(Address of Principal Executive Offices) (Zip Code)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02	Unregistered Sales of Equity Securities.

As previously reported, Provectus Biopharmaceuticals, Inc. (the “Company”) issued secured convertible promissory notes pursuant to a definitive financing term sheet dated March 19, 2017 (the “2017 Notes”) and a definitive financing term sheet dated December 31, 2019 (the “2020 Notes”). The 2017 Notes originally provided that they were convertible into a new class of the Company’s preferred stock, $0.001 par value per share (“Preferred Stock”), at a price per share equal to $0.2862 (the “Original Conversion Price”), which would be convertible into one share (the “Original Conversion Ratio”) of the Company’s common stock, $0.001 par value per share (“Common Stock”).

In order to ensure that the Company had sufficient authorized shares of Preferred Stock into which the 2017 Notes would convert, yet keep the economic terms of the 2017 Notes substantially equivalent, the Company entered into amendments (the “Amendments”) to the 2017 Notes (as amended, the “Amended 2017 Notes”) with a large majority of the holders of 2017 Notes to increase the conversion price by 10 times to $2.862 (the “New Conversion Price”) and to provide that one share of Preferred Stock would be convertible into 10 shares of Common Stock (the “New Conversion Ratio”). The 2020 Notes had substantially similar terms to the Amended 2017 Notes, including being convertible into Preferred Stock at the New Conversion Price, with the Preferred Stock being convertible into Common Stock at the New Conversion Ratio.

In order to (i) address the fact that a small minority of the holders of 2017 Notes did not execute the Amendments and (ii) ensure economic fairness for all of the holders of the 2017 Notes and 2020 Notes, the Company designated two separate classes of Preferred Stock into which the 2017 Notes and 2020 Notes would convert: (i) the Company’s Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Convertible Preferred Stock”), was designated for the holders of 2017 Notes who did not execute the Amendments and (ii) the Company’s Series D-1 Convertible Preferred Stock, par value $0.001 per share (the “Series D-1 Convertible Preferred Stock”), was designated for the holders of Amended 2017 Notes (i.e., who did execute the Amendments) and the holders of the 2020 Notes.

On June 20, 2021, all of the outstanding 2017 Notes converted into 12,373,243 shares of Series D Convertible Preferred Stock at the Original Conversion Price, and all of the outstanding Amended 2017 Notes and outstanding 2020 Notes converted into 9,440,551 shares of Series D-1 Convertible Preferred Stock at the New Conversion Price.

The Company believes the issuance of the securities was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) of the Securities Act as transactions not involving a public offering.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The rights, preferences and privileges of the Series D Convertible Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”), a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K. The rights, preferences and privileges of the Series D-1 Convertible Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series D-1 Convertible Preferred Stock (the “Series D-1 Certificate of Designation”), a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K.

The Board of Directors of the Company approved each of the Series D Certificate of Designation and Series D-1 Certificate of Designation on June 16, 2021, and each of the Series D Certificate of Designation and Series D-1 Certificate of Designation were filed with the Delaware Secretary of State on June 17, 2021. The Series D Certificate of Designation and Series D-1 Certificate of Designation are the same, other than certain key differences to account solely for the different conversion ratios for the holders of 2017 Notes who did not execute an Amendment compared to the holders of Amended 2017 Notes and the holders of 2020 Notes.

Number of Shares

The Series D Certificate of Designation established and designated 12,374,000 shares of Series D Convertible Preferred Stock. The Series D-1 Certificate of Designation established and designated 9,441,000 shares of Series D-1 Convertible Preferred Stock.

Rank

The Series D Convertible Preferred Stock and the Series D-1 Convertible Preferred Stock rank pari passu with each other. The Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock rank senior to the Common Stock and any other class or series of the Company’s capital stock, the terms of which do not provide that shares of such class rank senior to, or pari passu with, the Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock as to dividends and distributions upon a change of control transaction, or the liquidation, winding-up and dissolution of the Company.

Dividends

The Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock do not have any dividend preference but are entitled to receive, on a pari passu basis, dividends, if any, that are declared and paid on the Common Stock and any other class of the Company’s capital stock that ranks junior or on par to the Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock.

Liquidation Preference

Upon the occurrence of the liquidation, winding-up or dissolution of the Company or certain mergers, corporate reorganizations or sales of the Company’s assets (each, a “Company Event”), holders of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock will be entitled to receive a liquidation preference before any distributions are made to holders of any other class or series of the Company’s capital stock junior to the Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock. If a Company Event occurs within two years of June 20, 2021 (the “Date of Issuance”), the holders of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock will receive for each share of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock, respectively, an amount in cash equal to the Original Issue Price (as defined in the Series D Certificate of Designation and Series D-1 Certificate of Designation, respectively) multiplied by four. If a Company Event occurs from and after the second anniversary of the Date of Issuance, the holders of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock will receive for each share of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock, respectively, an amount in cash equal to the Original Issue Price multiplied by six. The Original Issue Price for the Series D Convertible Preferred Stock is $0.2862, and the Original Issue Price for the Series D-1 Convertible Preferred Stock is $2.862.

Voting Rights

Holders of shares of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock will vote together with the holders of Common Stock as a single class. Each share of Series D Convertible Preferred Stock carries the right to one vote per share. Each share of Series D-1 Convertible Preferred Stock carries the right to 10 votes per share.

The Company is not permitted to amend, alter or repeal its Certificate of Incorporation or Bylaws in a manner adverse to the relative rights, preferences, qualifications, limitations or restrictions of the Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock without the affirmative vote of a majority of the votes entitled to be cast by holders of outstanding shares of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock, voting together as a single class with each share of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock having a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such share of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock.

Conversion

The Series D Convertible Preferred Stock is convertible at the option of the holders thereof into shares of Common Stock based on a one-for-one conversion ratio. The Series D-1 Convertible Preferred Stock is convertible at the option of the holders thereof into shares of Common Stock based on a one-for-10 conversion ratio. The conversion ratio of the Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock is subject to adjustment for stock splits and combinations, recapitalizations, reclassifications, reorganizations, mergers and consolidations. The Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock will automatically convert into shares of Common Stock upon the fifth anniversary of the Date of Issuance.

The foregoing description of the Series D Certificate of Designation and Series D-1 Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Series D Certificate of Designation and Series D-1 Certificate of Designation, copies of which are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock.

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series D-1 Convertible Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2021

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Heather Raines
Heather Raines
Chief Financial Officer (Principal Financial Officer)